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                                                                    EXHIBIT 10.1


EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this 22nd day of December, 1993 between POLYDEX PHARMACEUTICALS LIMITED, a Bahamas corporation (the "Employer") and THOMAS C. USHER (the Employee").

R E C I T A L S

A. The Employer presently is engaged in the business of the research, development, manufacture and sale of dextran and certain of its derivatives and various specialty chemicals (the "Business").

B. The Employee has certain unique skills and business experience which he wishes to continue to devote to the Employer.

C. The Employee has heretofore served the Employer as its Chairman and Chief Executive Officer, but without written employment agreement.

D. The Employer desires to employ the Employee pursuant to a written employment agreement and the Employee desires to be so employed by the Employer.

E. This Agreement, after careful review and consideration, has been approved by the Employer's board of directors (the "Board").

NOW THERFORE, in consideration of the premises together with other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

1. Recitals and Effective Date: The foregoing recitals are true and correct, and are incorporated herein by reference. The effective date of this Agreement shall be December 22, 1993 (the "Effective Date").

2. Employment of the Employee: Subject to the terms and conditions contained herein, and unless sooner terminated as hereinafter provided, the Employer agrees to employ Employee, and Employee agrees to serve as an employee of the Employer, for a term of employment commencing on February 1, 1994 (the "Commencement Date") and ending five years from that date, (the "Term"). This Agreement shall renew thereafter for similar terms of five (5) years each unless either party gives the other one year's prior written notice of intent not to renew prior to the expiration of the then current term.

3. Duties of the Employee: During the Term, the Employee shall have the following powers and duties:

3.1 Employee will have the powers and duties of the Chairman of the Board and Chief Executive Officer of the Employer, as set forth in the Employer's by-laws, as amended (subject to the direction of the Board, which direction shall be pursuant to reasonable policies adopted by the Board from time to time and communicated by written notice to Employee). Employee shall principally be responsible for assisting the Board in the development of long-term goals and strategic planning, a marketing plan and new research, product development and venture opportunities, and shall coordinate and supervise the implementation of these goals, policies and activities. As Chairman of the Board, Employee also shall serve as Chairman, ex officio, of all committees of the Board.

3.2 During the Term, Employee shall devote most of his business time, attention, effort and skill to the business affairs and interests of the Employer. It is furthermore understood and agreed that Employee may serve or continue to serve on the boards of directors of and hold any other offices or positions in companies or organizations as Employee may desire, provided such position will not present any significant con-
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flict of interest with the Employer or materially affect the performance of
Employee's duties pursuant to this Agreement. If any potential conflict of interest arises, Employee shall present the position and circumstances to a meeting of the Board, which shall determine if a conflict exists. Nothing contained herein shall prohibit Employee from managing his personal, financial, and less active business affairs to the extent such affairs do not contravene any of the foregoing provisions.

Notwithstanding anything to the contrary contained herein, the Employee shall the right and the authority to delegate responsibility to one or more personnel if he deems such delegation appropriate, and is hereby authorized to hire, on behalf of Employer, additional agents, employees and other representatives who are in his opinion necessary to handle the Employer's affairs.

3.3 During the Term, the Employer agrees to cause Employee to be elected as the Chief Executive Officer and Chairman of the Board of the Employer, and as a director on the Board.

4. Compensation: During the Term, as compensation for the services to be rendered by Employee, the Employer shall pay Employee the following amounts:

4.1 Base Salary: Each twelve month fiscal period commencing February 1st of one year, and ending January 31st of the next, is called herein a "Fiscal Year". During the Fiscal Year beginning on the Commencement Date and ending January 31, 1995, Employee shall be paid at the annual rate of $120,000.00 (U.S. Funds), payable in equal monthly installments (the "Base Salary").

4.2 Increase in Base Salary: During the balance of the Term, and for each renewal Term, the Employee shall be entitled to increase in the Consumer Price Index for all Urban Consumers and Urban Wage Earners U.S. City Average issued by the United States Department of Labor Bureau of Labor Statistics, or its successor index ("CPI") over the preceding calendar year.

5. Fringe Benefits: During the Term, Employee shall be entitled to:

5.1 Business Expenses: Employee is authorized to incur reasonable expenses to execute and/or promote the Business of the Employer, including but not limited to expenses for entertainment, travel and similar items. Employer will reimburse Employee for all such expenses incurred on behalf of Employer.

5.2 Automobile: Employer shall furnish the Employee with Six Hundred ($600) Dollar (U.S. Funds) per month automobile allowance with which Employee shall pay the costs and expenses (inclusive of liability and casualty insurance) of an automobile to be used by Employee in the performance of his duties as are or may be customary for executives in the community who perform similar duties. Provided, however, that in lieu of the automobile allowance Employer may provide Employee with an appropriate automobile satisfactory to Employee for his use in discharging his duties hereunder.

5.3 Health, Medical, and Dental Insurance: Employee shall be provided with hospital, major medical, and dental insurance reasonably satisfactory to the Employee and his family dependents with full medical and dental coverage. Said policy shall be chosen by the Employee. Employee may request that Employer satisfy this paragraph 5.3 by reimbursing Employee for payments made by Employee under the existing plans which presently cover Employee.

5.4 Vacation: The Employee shall be entitled to four weeks paid vacation annually.

5.5. Employer Benefit Plans: Employee shall be entitled to participate in any and all plans, arrangements or distributions maintained by the Employer pertaining to or in connection with any pension, profit sharing, stock options and/or similar benefits for its regular employees and/or for its executives, as determined by the Board or committees thereof pursuant to the governing instruments which establish and/or determine



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eligibility and other rights of the participants and beneficiaries under such plans or other benefits programs.

6. Rights of Indemnification:

(a) Subject to the provisions of the Employer's Certificate of Incorporation and Bylaws, each as amended from time to time, the Employer shall indemnify the Employee to the fullest extent permitted by The Companies Act of the Commonwealth of the Bahamas, as amended from time to time, for all amounts (including without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Employee in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Employee of services for, or the acting by the Employee as a director, officer or employee of the Employer, or any other person or enterprise at the Employer's request. Upon request of the Employee, all costs and expenses of indemnification required hereunder shall be paid in advance.

(b) The Employer shall use its best efforts to obtain and maintain in full force and effect during the Term directors' and officers' liability insurance policies providing full and adequate protection to the Employee for is capacities, provided that the Board of Directors of the Employer shall have no obligation to purchase such insurance if, in its opinion, coverage is available only on unreasonable terms.

7. Stock Options: The Employer hereby grants to the Employee options (the "Stock Options") to purchase 2,500,000 shares of the common stock of the Employer (the "Options Shares") exercisable over a six-year period regardless of whether the Employee is working for, or employed by the Employer. Said Stock Options shall be assignable and transferrable without any limitations whatsoever. The Employer and Employee hereby agree that as of the date of this Agreement, all 2,500,000 shares shall be and are hereby declared to be vested and immediately exercisable. The exercise price (the "Option Price") for the Option Shares shall be Two Dollars and Twenty-Five ($2.25) cents (U.S. Funds) per share, which Option Price is the closing price of the Employer's common stock as of the date of this Agreement, and is the fair market value of the Option Shares. Stock Options are cumulative. The Stock Options shall be exercisable from time to time in whole or in part without affecting the remainder of the Stock Options during the term of the exercisability and any renewal or extension thereof and for six years from the date of this Agreement.

7.1 Exercise of Stock Options: Stock Options may be exercised by written notice directed to the Employer or such other person as may be designated by the Employer accompanied by a check payable to the Employer in payment of the option price for the option shares. The Employer shall make immediate delivery of the purchased option shares, fully paid and nonassessable, registered in the name of the Employer subject to a restrictive legend set forth on the purchased Option Shares certificate as follows:

The shares of stock represented by this Certificate have not been registered under the Securities Act of 1993, as amended ("Act"), or the securities laws of any other jurisdiction and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in any manner unless they are registered under such Act and the securities laws of any applicable jurisdictions or unless pursuant to an exemption therefrom.

7.2 Reclassification, Consolidation or Merger: If and to the extent that the number of issued and outstanding shares of common stock of the Employer shall be increased or reduced by a change of par value, split-up, reclassification, distribution of a dividend payable in stock, issuance of convertible debentures,warrants or similar transactions, the number of shares subject to the Stock Options and the Option Price per share shall be proportionately adjusted to protect the Employee from dilution. If the Employer is reorganized or consolidated or merged with another corporation, the Employee shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consol-



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idation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the Stock Options immediately before such reorganization, consolidation or merger over the aggregate option price of such shares, and the new option or assumption of the old Stock Options shall not give Employee additional benefits which he did not have under the old Stock Options, or deprive him of benefits which he had under the old Stock Options. If there is a purchase of stock of the Employer by a party who is not an affiliate of the Employer that causes a change in control of the Employer (as defined hereinafter), the Employer or purchasing entity shall purchase the Options Shares which have not been registered on the same basis as all other shares.

8. Death During Employment: If Employee dies during the Term of the Agreement, the Employer will pay to the Employee's surviving spouse, for the balance of her life, an amount equal to two-thirds (2/3) of the Base Salary which would otherwise be payable to the Employee. Furthermore, the Employee's surviving spouse or the Employee's estate, if otherwise provided, shall obtain all rights in vested stock options plus the right to exercise the stock options on 100% of the non-vested stock options, together with the sales rights of such stocks and/or stock options that have been granted to the Employee hereunder.

9. Disability: If Employee suffers from a disability as hereinafter defined, his employment hereunder may, after notice is hereinafter provided , at the option of the Employer, be deemed terminated. In such event, the Employer will pay the Employee the Base Salary, Bonus, and all fringe benefits otherwise payable to him for a period of one year after the date upon which the Board deems the Employee to be disabled hereunder (the "Disability Wage"). The Employer shall have the right, however, to set off against the amount of the Disability Wage payable to the Employee all amounts which may be received by Employee during such one-year period pursuant any disability insurance which the Employee may have. The Employer shall have no further wage obligations to the Employee or his estate except as otherwise provided in this Agreement. For this purpose, the terms "disability" and "disabled" are defined as Employee's inability for a period of 180 days in a 360 day period to perform his duties under this Agreement. If there is a dispute as to the existence of the Employee's disability, then said dispute shall be submitted to binding arbitration as provided hereafter.

10. Termination of Employment:

10.1 Termination by the Employee: Employee my voluntarily resign at any time upon 60 days prior written notice to the Employer. In such event, and not including circumstances described in Paragraph 12 below, Employee shall be entitled solely to the amounts specified in Section 11.1 of this Agreement.

10.2 Termination by the Employer: Employee's employment may be terminated by the Employer at any time, upon notice to Employee for "Cause". For this purpose, the term "Cause" is defined as:

a. Breach. A material violations by Employee of his duties as an employee of the Employer which are demonstrably willful and deliberate on his part and which are not remedied in a reasonable period of time (not to exceed 30 days) after receipt of written notice from the Employer;

b. Conviction: A conviction of Employee for a felony crime involving baseness, vileness, depravity or moral turpitude that would negatively impact on the Employer and/or the Employee's performance hereunder;

c. Fraud. The commission or participation of Employee in an act or acts of personal dishonesty intended to result in his personal enrichment at the expense of the Employer which is not remedied in a reasonable period of time after receipt of written notice from the Employer; and

d. Chemical Dependency: Dependence by Employee upon an illegal substance, including but not limited to, marijuana, cocaine, heroin, and all other illegal substances and/or dependence by Employee upon the use


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of alcohol, which, in any case, in the opinion of both Employee's family physician and a physician chosen by the Employer, materially impairs Employee's ability to perform his duties hereunder, which dependence is not cured or rehabilitated within six months of receipt of written notice from the Employer to the Employee.

Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three quarters (3/4) of the entire membership of the Board (which Board must consist of at least four members at such time, including the Employee), at a meeting of the Board held for the purpose (after at least seven days prior written notice to the Employee and an opportunity for him, together with his counsel, to be heard before said Board), finding that in the good faith opinion of said Board the Employee was guilty of conduct set forth above in subsections (a), (b), (c) or (d) above and specifying the particulars thereof in detail. In the event that the Board shall consist of less than four members, the affirmative vote of at least two-thirds of the entire membership of the Board will be required for purposes of this Section.

10.3 Notice of Termination: Any termination by the Employer pursuant to Section 9 (Disability) or 10.2 (Cause), or by the Employee pursuant to Section 12 (Good Reason), shall be communicated by written Notice of Termination to the other party or parties hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the employment of the Employee under the provision so indicated.

10.4 Date of Termination: For purposes of this Agreement, "Date of Termination" shall mean:

(i) if this Agreement is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period);

(ii) if the Employee's employment is terminated under Section 12 (Good Reason) below, the date specified in the Notice of Termination; and

(iii) if the Employee's employment is terminated for any other reason, the date of which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party or parties receiving such Notice of Termination notifies the other party or parties that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided, however, that the Employee's action is finally adjudicated or arbitrated in his favor and against the Employer or that the Employee's action is settled by written agreement of the parties in the Employee's favor.

11. Payments Upon Termination:

11.1 Termination by the Employer for Cause, Resignation or by Mutual Agreement. If Employee and the Employer mutually agree to the termination of this Agreement, if Employee voluntarily resigns, except as provided in Paragraph 12 below, or if Employee is terminated by the Employer for Cause, then Employee shall be entitled only to a pro rata portion of the Base Salary together with accrued vacation to such date, all Stock Options available under this Agreement, and all applicable reimbursements from the Employer due under Paragraph 5 hereof.

11.2 Termination for Reasons other than Termination by the Employer for Cause, Resignation, Mutual Agreement, Death or Disability. For any form of termination other than that described in the preceding sec-

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tion or in sections 8 or 9, including if the Employee shall terminate his employment for Good Reason, as herein defined, or if the Employer shall terminate the Employee without Cause, but only if the Employee as a Director of the Employer, shall have voted to oppose the termination, then the Employer shall pay the Employee the following amounts:

(i) The Employee's full Base Salary (and any annual increases) through the Date of Termination at the rate in effect at the time Notice of Termination is given.

(ii) A lump sum payment of Five Hundred Thousand ($500,000) Dollars.

(iii) All Option Shares shall be exercisable for a period of five years from the Date of Termination.

(iv) The Employer shall also pay all indemnity payments and all legal fees and expenses incurred by the Employee as a result of such termination (including all such fees and expenses, if any incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

The Employee shall not be required to mitigate the amount of any payment provided for in this section 11.2 by seeking other employment or otherwise.

12. Good Reason. The Employee may terminate his employment for Good Reason. For purposes of this Agreement "Good Reason" shall mean:

(i) without the express written consent of Employee, the assignment to him or any duties grossly inconsistent with his positions, duties, responsibilities and status with the Employer, or a change in his reporting responsibilities, titles, or offices, or any removal of him from or any failure to re-elect him to any of such positions, except because of the termination of his employment for Cause, Disability or Death;

(ii) a reduction by the Employer in his Base Salary as in effect on the date hereof, or as the same my be increased from time to time; or the failure by the Employer to increase such Base Salary each year as provided for in this Agreement;

(ii) the failure by the Employer to continue in effect any Employer-sponsored benefit or compensation plan, pension plan, life insurance plan, medical and dental plan, personal accident plan or disability plan in which the Employee is participating (or plans providing him with substantially similar benefits), the taking of any action by the Employer which would adversely affect his participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him, or the failure by the Employer to make any of the payments called for in Section 5 hereof;

(iv) the failure of the Employer to obtain the assumption of an agreement to perform this Agreement by any successor as contemplated in Section 17 below;

(v) a "Change in Control" of the Employer as defined in Section 13 below; or

(vi) the purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements subparagraph (f) below, and for purposes of this Agreement, no such purported termination shall be effective.

13. Change in Control

(a) For purposed of this Agreement, a "change in control of the Employer" shall mean a change in control of the nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation



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14A promulgated under the Securities Exchange Act of 1934, as amended
("Exchange Act"); provided that, without limitation, such a change of control also be deemed to have occurred;

(i) if any "person" (as such term is used in Sections 13(d) and 14(d) (2) of the Exchange Act) is or become the beneficial owner, directly or indirectly by acquisition, or otherwise, or securities of the Employer representing twenty-five (25%) percent or more of the combined voting power of the Employer's then outstanding securities; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Employer's shareholders, or each new director, was approved by a vote of at least three-fourths (3/4) of the directors then still in office who were directors at the beginning of the period.

(b) If any of the events described in this Section 13 hereof constituting a change in control of the Employer shall have occurred, the Employee shall be entitled to the benefits provided in Section 11.2.

14. Reporting Obligation: The Employer and the Employee hereby agree that the Employee shall only be responsible to, and shall be required to report only to the Employer's Board.

15. Restrictive Covenant: As a inducement for the Employer to enter into this Agreement and provided that the Employer is in good standing under the terms of this Agreement, Employee agrees that for the longer of the period of Employee's employment with the Employer or the period that Employee serves as a director on the Board of the Employer and for a period of one year thereafter, Employee shall not either directly as an owner, partner, shareholder, agent, director, employee, independent contractor, representative, consultant or otherwise within the States of Florida or Kansas or the Canadian provinces of Ontario or British Columbia or in other areas where the Employer then carries on its business either (1) engage in any business which competes with the existing business of the Employer or any of its affiliates or (2) solicit employees of the Employer to perform services for another business. Notwithstanding the foregoing provisions of this Agreement, Employee may own shares of common stock of the Employer; or own shares of stock in any corporation whose shares of stock are registered under Section 12 of the Securities Exchange Act of 1934 as amended, and which is engaged in the business which is in competition with the business then engaged by the Employer and its affiliates, provided that the acquisition of said shares of stock is for investment purposes only, and that Employee shall not own, directly or indirectly, 5% or more of the issued and outstanding shares of any class of stock or such corporation.

16. Notices: Any notice, request, demand, offer, payment or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes if written, and (1) if delivered personally or by courier or delivery service to the address set forth below at the time of such delivery, (b) if sent by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, effective upon receipt or refusal.

If to the Employer:                 Polydex Pharmaceuticals Limited
                                    421 Comstock Road,
                                    Scarborough,Ontario
                                    CANADA   MIL 2H5

with a copy to:                     Peter Higgs, Esq.
                                    Higgs & Johnson
                                    Sandringham House
                                    83 Shirley Street

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                                    Nassau, Bahamas

If to the Employee:                 Thomas C. Usher
                                    Kwan-Yin Club
                                    Nassau, Bahamas

with a copy to:                     Thomas C. Usher
                                    14125 30th Avenue
                                    South Surrey, British Columbia
                                    CANADA V4P 2J4

Any party may change the address to which notices are to be mailed by giving five (5) days prior notice as provided herein to all other parties. Commencing on the day after the receipt or refusal of such notice, such newly designated address shall be such person's address for purposes of all notices or other communications required or permitted to be given pursuant to this Agreement.

17 . Successors:

(a) The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Employer in the same amount and on the same terms as he would be entitled hereunder if the Employee had terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this section, "Employer" shall mean the Employer as hereinbefore defined, and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 17 or which otherwise becomes bound by all the terms and provisions of the Agreement by operation of law.

18. Construction of Agreement:

18.1 Bahamas Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of the Bahamas, and all of its provisions shall be administered according to and it validity shall be determined under the laws of the Commonwealth of the Bahamas without reference to Bahamian law provisions regarding conflicts of law.

18.2 Gender and Number. Whenever appropriate, references in this Agreement in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular, unless the context clearly indicates to the contrary.

18.3 Certain Words. The words "hereof", "herein", "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire Agreement and not to any particular article, provision or paragraph unless so required by this Agreement.

18.4 Captions. Section and paragraph headings, titles or captions contained in this Agreement are inserted only as a matter of convenience and/or reference, and they shall in no way be construed as limiting,




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extending, defining or describing either the scope or intent of this Agreement or any provision hereof.

18.5 Counterparts. This Agreement may be executed in one or more counterparts, and any such counterpart shall, for all purposes, be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

18.6 Severability. The invalidity of unenforceability of any provision hereunder (or any portion of such a provision) shall not affect the validity or enforcability of the remaining provisions (or remaining portions of such provisions) of this Agreement.

19. Miscellaneous;

19.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes and revokes any and all prior existing agreements, written or oral, relating to the subject matter hereof, and this Agreement shall be solely determinative of the matters addressed herein.

19.2 Waiver. Either the Employer or Employee may, at any time or times, waive (in whole or in part) any rights or privileges to which he or it may be entitled hereunder. However, no waiver by any party of any condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach in other instances, or as a waiver of any other condition or of any breach of any other terms, covenants, representations of warranties contained in this Agreement, and no waiver shall be effective unless it is in writing and signed by the waiving party.

19.3 Attorney's Fees. If either party shall be required to retain the services of an attorney to enforce any of his or its rights hereunder, the prevailing party shall be entitled to receive from the other party all costs and expenses including (but not limited to) court costs and attorney's fees (whether in a court of original jurisdiction or one or more courts of appellate jurisdiction), incurred by him or it in connection therewith.

19.4 Venue. Any litigation arising hereunder shall be instituted only in Palm Beach County, Florida, the place where this Agreement was executed, and all parties hereto agree that venue shall be proper in said county for all such legal or equitable proceedings.

19.5 Assignment. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their successors, assigns, and/or other legal representatives. This Agreement shall not be assignable by the Employer, except as provided herein by Employee. The services of Employee are personal and his obligations may not be delegated by him except as otherwise provided herein.

19.6 Amendment. This Agreement may not be amended, modified, superseded or canceled, and any of the matters, covenants, representation, warranties or conditions hereof may not be waived, except by a written instrument executed by the Employer and Employee or, in the case of a waiver, by the party to be charged with such waiver.

19.7 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association with the American Arbitration Association, Boynton Beach, Florida, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the parties. The dispute will be resolved by a panel of three arbitrators if the dollar amount in question that is being arbitrated exceeds $100,000.00.


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IN WITNESS WHEREOF, the Employer and Employee have caused this Agreement to be executed on the day and year first above written.

WITNESS:                                    "Employer"
/s/ Sharon Wardlaw                          POLYDEX PHARMACEUTICALS LIMITED
                                            a Bahamas corporation


                                            /s/ George Usher

/s/ Larry Schaun                            By: George Usher, President


                                            "Employee"

                                            /s/ Thomas C. Usher


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